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                                                                  EXHIBIT 10.2

                               OPERATING AGREEMENT

         This Operating Agreement, dated as of September 13, 2000, is between The Boeing Company, a Delaware corporation ("Boeing"), and Boeing Capital Services Corporation, a Delaware corporation ("BCSC").

                              W I T N E S S E T H:

         WHEREAS, BCSC is a wholly-owned subsidiary of Boeing, responsible for financing purchases by Boeing customers of products and services; and

         WHEREAS, it is in the interests of Boeing and of BCSC that BCSC has the opportunity to provide such financing on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration for the mutual covenants and other good and valuable consideration, the parties hereto agree as follows.

                               A G R E E M E N T S

         SECTION 1. CUSTOMER FINANCING. Boeing agrees to tender, or cause to be tendered, to BCSC, for investment by BCSC or a subsidiary thereof all the opportunities to finance potential customers of Boeing for any product or service (each, a "Product"), including without limitation, all (i) leases, (ii) promissory notes, (iii) participations in promissory notes, (iv) installment sales contracts, (v) conditional sales contracts, and (vi) all other similar evidences of indebtedness or title retention agreements, all of such financings to be tendered together with any related security agreements or other lien instruments. Such tender shall be made by Boeing at the time the potential for customer financing arises but no later than the time the Product with respect to which the particular financing relates is delivered and any security interest therefor is perfected. The provisions of this paragraph shall not apply with respect to any customary predelivery financing, spares financing or sales to third party leasing companies undertaken by Boeing. Boeing shall not be required to tender to BCSC any portion of the financing taken by it in any


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particular transaction where in the opinion of Boeing, as documented in writing by the Chief Financial Officer of Boeing (or such officer's designee), such transaction involves unusual or exceptional circumstances.

         BCSC agrees to take (or to cause one of its subsidiaries to take) all financing tendered by Boeing pursuant to the provisions of this Section 1, provided that BCSC may refuse to accept all or any portion of the financing tendered if any of the following shall exist: (1) such financing shall not comply with the customary standards of BCSC as to terms and conditions or as to the creditworthiness of the obligor and/or any guarantor thereof; (2) such financing, when added to the amount of any existing note and lease receivables of the same obligor or guarantor held or committed to be taken by BCSC and its subsidiaries, shall exceed the amount of receivables from a single obligor which would be prudent, in BCSC's judgment, for BCSC and its subsidiaries to carry; or
(3) the BCSC Board shall deem it inappropriate to acquire such financing. BCSC shall make such determinations with respect to the foregoing and the foregoing shall be reviewed and approved periodically by the BCSC Board of Directors.

         Tendered financing shall be taken without recourse to Boeing, except that BCSC shall have the option (subject to the limitation of the next succeeding sentence) in its discretion to accept (or to refuse to accept as aforesaid) any financing tendered pursuant to the provisions hereof with partial or full recourse to Boeing, the amount and terms of such recourse to be agreed by the parties and determined by the extent to which there shall be a failure to meet the customary standards of BCSC referred to in the immediately preceding paragraph. In the case of any financing with respect to which the amount of recourse requested by BCSC shall be unacceptable to Boeing, Boeing may in lieu of providing such recourse either carry the financing



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itself (if doing so is approved by the Chief Financial Officer of Boeing or such officer's designee) or request BCSC to find a third party willing to purchase the financing on terms acceptable to Boeing. BCSC shall pay Boeing a reasonable guarantee fee on any financing taken by BCSC with partial or full recourse to Boeing in an amount and on terms reasonably acceptable to Boeing; it being understood that the financing shall be structured to produce a market-based rate of return for BCSC (or its subsidiary) after payment of any such fee, and allowance for the reduced risk to BCSC (or such subsidiary).

         Any financing taken by BCSC pursuant to this Section shall be structured to provide BCSC a market-based rate of return on BCSC's (or its subsidiary's) investment in such financing, taking into account such factors as
(i) projected borrowing costs, (ii) reasonable expenses, (iii) credit risk, (iv) asset risk, and (v) rates of return of peer finance companies. The factors used in these calculations shall be reviewed periodically by BCSC and Boeing in order to insure a reasonable reflection of current conditions.

         With respect to any transaction, BCSC may assign its rights and obligations under this Section to any wholly-owned subsidiary of BCSC and such subsidiary may in turn assign such rights and obligations to BCSC or any other subsidiary thereof.

         SECTION 2.  INTENTIONALLY LEFT BLANK.

         SECTION 3. REMARKETING. BCSC and Boeing shall coordinate marketing and remarketing activities with respect to aircraft. In the event Boeing requests BCSC (or any of its subsidiaries) to limit its marketing efforts in a manner materially adverse to BCSC with respect to an aircraft,



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BCSC (and each of its subsidiaries) shall have the option to sell to Boeing such aircraft owned by BCSC or a subsidiary thereof which has been returned to or repossessed by BCSC or a subsidiary thereof under the terms of any lease, security agreement or lien instrument. The provisions of this Section 3 shall not apply in the case of: (i) aircraft leased by BCSC or a subsidiary thereof under a partnership or similar arrangement with other lessors, (ii) aircraft with respect to which third parties hold liens or other security interests, and
(iii) aircraft purchased directly from third parties unless BCSC makes such purchase at the request of Boeing; provided that with respect to either (i),
(ii) or (iii) , the provisions of this Section 3 shall apply to the extent it is determined by agreement between Boeing and BCSC to be desirable for the provisions of this paragraph to apply.

         Boeing agrees to purchase each aircraft tendered to it under the provisions of this Section 3 in an "as-is-where-is" condition without warranty of any kind other than a warranty of title, promptly upon tender thereof by BCSC or a subsidiary thereof, which tender shall not be made until such time as BCSC or its subsidiary shall have the right of immediate possession.

         The purchase price of each aircraft which BCSC or its subsidiary elects to tender to Boeing shall be a cash amount equal to the fair market value of the aircraft as determined by mutual agreement of the parties in an "as-is-where-is" condition at the time of tender by BCSC or a subsidiary thereof reduced by a sales commission equal to five percent of such fair market value price (or such amount as is otherwise agreed). If within ten business days (or such other time as the parties may agree) after tender of the aircraft, the parties shall be unable to agree upon the fair market value of the aircraft, BCSC or its subsidiary shall thereupon (or at any time thereafter while the aircraft remains unsold) have the right to submit the matter to a mutually


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satisfactory qualified aircraft appraiser for binding arbitration. If, within ten business days (or such other time as the parties may agree) the parties are unable to agree on the selection of an appraiser, a qualified third party aircraft appraiser shall be appointed by the Chief Financial Officer of Boeing or such officer's designee and the decision of any such appraiser shall be binding upon the parties. The out-of-pocket costs of any arbitration or appraisal as herein described shall be borne equally by the parties. Unless otherwise agreed in writing, payment of the purchase price determined as set forth above shall be made in cash within five business days of the tender of the aircraft or the determination of the fair market value, whichever is later.

         If an aircraft purchased by Boeing pursuant to this Section 3 is subject to a Boeing guarantee, then any amount paid by Boeing under this Section 3 for the purchase of such aircraft shall be taken into account in determining Boeing's obligation under such guarantee. Otherwise than as set forth in the preceding sentence, nothing contained in this Section 3 shall be construed so as to satisfy in whole or in part any specific obligation Boeing may have to BCSC or any subsidiary under the terms of a guarantee provided by Boeing to BCSC or any subsidiary with respect to any particular transaction.

         The obligation of Boeing to purchase from BCSC or its subsidiaries any returned or repossessed Product other than aircraft shall be in accordance with remarketing agreements which may be agreed to from time to time by Boeing and BCSC.

         With respect to any transaction, BCSC may assign its rights and obligations under this Section to any wholly-owned subsidiary of BCSC and such subsidiary may in turn assign such rights and obligations to BCSC or any other subsidiary thereof.


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         SECTION 4. FEDERAL INCOME TAXES. It is the intention of Boeing to continue to file its Federal income tax returns on a consolidated basis with BCSC and its subsidiaries in accordance with the income tax regulations under
Section 1502 of the Internal Revenue Code of 1986, as amended. With respect to each taxable year for which such practice remains in effect, Boeing agrees to pay to BCSC an amount equal to the excess of (i) the amount of Boeing consolidated Federal income taxes which would be due for such taxable year if such taxes were computed by excluding BCSC and its subsidiaries, over (ii) the amount of Boeing consolidated Federal income taxes which would be due for such taxable year if such taxes were computed including BCSC and its subsidiaries. If for any such taxable year the amount of taxes computed in accordance with clause
(ii) hereof shall exceed the amount of taxes computed under clause (i), BCSC shall pay Boeing an amount equal to the excess of the clause (ii) amount over the clause (i) amount. If subsequent to any payments made by Boeing pursuant to this Section Boeing shall incur Federal income tax losses which under applicable law could be carried back to the taxable year for which such payments were made, BCSC will nevertheless be under no obligation to repay to Boeing any portion of such payments.

         SECTION 5.  MISCELLANEOUS.

         5.1 This Agreement is not and does not constitute a direct or indirect guarantee by Boeing of any obligation or debt of BCSC.

         5.2 Unless otherwise agreed in writing, BCSC shall have the right in its discretion to assign, transfer or convey any financing accepted or taken from Boeing pursuant to the provisions of Section 1 hereof, provided that BCSC shall notify and consult with Boeing regarding any such assignment, transfer or conveyance.


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         5.3 This Agreement may be amended, waived or terminated at any time by written agreement of the parties.

                                   THE BOEING COMPANY


                                   By:     /s/ WALTER E. SKOWRONSKI
                                           ------------------------------------
                                           Walter E. Skowronski

                                   Its:    Vice President of Finance and
                                           Treasurer
                                           ------------------------------------


                                   BOEING CAPITAL SERVICES CORPORATION


                                   By:     /s/ THOMAS J. MOTHERWAY
                                           ------------------------------------
                                           Thomas J. Motherway

                                   Its:    President
                                           ------------------------------------


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